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                                                                   EXHIBIT 10.10




CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                      SECOND AMENDMENT TO LICENSE AGREEMENT

         This SECOND AMENDMENT TO LICENSE AGREEMENT is entered into as of the 5th day of March, 2001 (the "AMENDMENT") by and among AMERICAN LAWYER MEDIA, INC., a Delaware corporation, ("ALM") and LAW.COM, INC., a Delaware corporation ("Law.Com").

                                    RECITALS

         WHEREAS, ALM and Law.com have entered into a Licensing Agreement dated as of December 13, 1999, a copy of which is attached hereto as Exhibit A (the "Original License Agreement");

         WHEREAS, the License Agreement has been amended by the First Amendment to License Agreement (the "First Amendment" and together with the Original License Agreement, the "License Agreement"); and

         WHEREAS, ALM and Law.com desire to again amend the License Agreement to better reflect the relationship between the parties.

         NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Each initially capitalized term used herein without definition shall have the meaning ascribed to such term in the License Agreement.

         2. Amendments. It is hereby agreed that the License Agreement shall be amended, effective as of the date hereof, as follows:

(a) Section 1 of the License Agreement shall be amended to add the following definitions:

         "ANCILLARY CONTENT" means materials listed on Exhibit Y in substantially the scope that such materials existed on the Effective Date (or in such scope as may be agreed to by the parties in writing), to the extent such materials do not appear in an ALM Publication.

         "NEW CONTENT" means (ii) any content (other than Reserved Content) contained in new legal print publications and (ii) the text of any legal content (other than Reserved Content) distributed by means other than print publication, in either case, created or offered by ALM after the Effective Date other than that content which appears in an ALM Publication.
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         "NEWS AND FEATURE MATERIALS" means all ALM Content that is not Opinion and Summary Material or Reserved Content.

         "OPINION AND SUMMARY MATERIALS" means ALM Content comprised of legal decisions released by U.S. state and federal courts and content designed to summarize those decisions.

         "RESERVED CONTENT" means any book content, seminar content, tradeshow content, verdict and settlement content, listed advertising (other than classified advertising as defined in Section 6.3 hereof) (e.g., paid directories and paid listings), unpaid and qualitative directories, legal forms (other than those licensed to Law.com in connection with Termination and Release Agreement dated as of July 7, 2000 by and among ALM, Law.com and LegalDocs Online, Inc.), legal advertising, display advertising, proprietary research and any non-legal content, except to the extent published in an ALM Publication or in a publication which is deemed to be New Content.

         "SURVEYS" means any ALM content listed on Exhibit X.

(b) Section 2.1 of the License Agreement shall be amended to read in its entirety as follows:

         2.1      ALM Content License.

                  (a) License to Law.com. ALM grants to Law.com a non-exclusive license (subject to the restrictions contained in Section 2.1(b)) to Electronically Publish all Opinion and Summary Materials and all Ancillary Content throughout the world, which license shall be irrevocable during the Term. In addition, ALM grants to Law.com an exclusive license (subject to the restrictions contained in Section 2.1(c)) to Electronically Publish all News and Feature Materials throughout the world, which license shall be irrevocable during the Term.

                  (b) Restrictions on ALM's License of Opinion and Summary Materials and Ancillary Content to Third Parties. ALM may, in the exercise of its sole discretion, (i) (X) use any Opinion and Summary Materials contained in the ALM Content and any Ancillary Content itself for any purpose (other than Electronic Publication of such Opinion and Summary Materials or Ancillary Content), and (Y) Electronically Publish such Opinion and Summary Materials and Ancillary Content for use solely in connection with its planned verdict and settlement business, and (ii) license any Opinion and Summary Materials contained in the ALM Content and any Ancillary Content to any third party for any purpose (including Electronic Publication of such ALM Content or Ancillary Content).

                  (c) Restrictions on ALM's License of News and Feature Materials to Third Parties. ALM may, in the exercise of its sole discretion, license any News and Feature Materials contained in the ALM Content (other than classified advertising and MA 3000 Content) to any third party for any purpose (including Electronic Publication of such ALM Content) (a "News and Feature License"), provided, however, that if any such News and Feature License is for Electronic Publication:


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                           (i)      [CONFIDENTIAL PORTION]

                  Subject to Section 7.1, ALM shall not Electronically Publish any News and Feature Materials for its own use.

                  (d) License of Reserved Content. ALM may, in the exercise of its sole discretion, use any Reserved Content contained in the ALM Content itself for any purpose, and license any Reserved Content contained in the ALM Content to any third party or an affiliate for any purpose (including, in each case, Electronic Publication of such ALM Content), and such content shall not be subject to the restrictions contained in Sections 2.1(b) and 2.1(c).

(c) Section 2.5 of the License Agreement shall be amended to read in its entirety as follows:

         2.5      Sublicenses. [CONFIDENTIAL PORTION]

(d) Section 2.6 (b) of the License Agreement shall be amended to read in its entirety as follows:

         (b)      [CONFIDENTIAL PORTION]

(e) Section 3.1 of the license agreement shall be amended to read in its entirety as follows:

         3.1      ALM Content Fees.  [CONFIDENTIAL PORTION]

(f) Section 3.7 of the License Agreement shall be deleted in its entirety.

(g) Section 5.5 of the License Agreement shall be amended to read in its entirety as follows:

         5.5      Reserved.

(h) Section 6.1 of the License Agreement shall be amended to read in its entirety as follows:

         6.1      Reserved.

(i) Section 6.2 of the License Agreement shall be amended to read in its entirety as follows:

         6.2      Reserved.

(j) Section 6.3 of the License Agreement shall be amended to delete in its entirety from the fifth sentence of the paragraph (which begins "ALM will, on a non-exclusive basis,...) through the end of the paragraph.

(k) Section 6.5 of the License Agreement shall be amended to read in its entirety as follows:

         6.5      Intercompany Advertising/Promotion. [CONFIDENTIAL PORTION]


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(l) The last sentence of Section 7.1 shall be amended to read as follows:

         In addition, ALM may maintain a marketing and promotional site corresponding to each ALM Publication. Any site maintained by ALM promoting an ALM Publication will be permitted to publish on the site the headline and 75 words of the text of any article from any ALM Publication (the "Limited Marketing Content"). The Limited Marketing Content will contain at least one link to the full text of the article on a Law.com site (if such article appears on Law.com), or if such article does not appear on a Law.com site, a link to Law.com's homepage. Law.com, however, has the sole discretion to determine when the full text of any article from an ALM Publication will be published on its sites. In addition to the preceding, ALM shall have the right to post any and all legal advertising that appears in any ALM Publication on such marketing and promotional sites, provided, in each case, there is a link to Law.com's homepage. Law.com shall also have the right to post any and all legal advertising that appears in any ALM Publication on a Law.com site.

(m) A new section 12.18 shall be added to the License Agreement to read in its entirety as follows:

         12.18 Any payments to be made to ALM under this Agreement which exceed $5000 in the aggregate, shall be made by wire transfer of immediately available funds to an account specified by ALM, or by check sent via overnight delivery.

(n) Exhibit A of the License Agreement shall be amended to read in its entirety as Exhibit A attached hereto.

(o) An Exhibit X to the License Agreement shall be added to read in its entirety as Exhibit X attached hereto.

3. Termination of Obligations. Any payment obligations of Law.com to ALM with respect to Law.com requested content in connection with the 42 State project, will be due through October 23, 2000, and will be deemed to have been eliminated thereafter. Any commission payments due to ALM from Law.com with respect to the deleted provisions of Section 6.1, 6.2 and 6.3, will be payable through October 15, 2000, and will be deemed to have been eliminated thereafter [CONFIDENTIAL PORTION]

4. Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the License Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

5. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6. Miscellaneous. This Amendment shall be binding upon all the parties to the License Agreement and their respective successors and assigns. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York. Each of ALM and Law.com hereby releases and forever discharges the other party its subsidiaries, parents, affiliates, officers, shareholders, directors, agents, attorneys, representatives, and employees from any and all claims, demands, damages, contracts (express or implied), actions or causes of action of whatever kind or nature whatsoever, whether

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known or unknown, which such party has, could have or in the future may have, arising out of or relating to any matter with respect to the License, up to the date of the execution of this Amendment. In accordance with California Code of Civil Procedure Section 1542, the parties hereby specifically waive any rights it may have to any claims, known or unknown, as of the date of this release.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AMERICAN LAWYER MEDIA, INC.

By: _____________________
Stephen Jacobs
Vice President

LAW.COM, INC.

By: _____________________
Todd Aaron
Vice President




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                                    EXHIBIT A

Magazines and Newspapers
------------------------

AmLaw Tech

Connecticut Law Tribune

Corporate Counsel

Daily Business Review, Broward

Daily Business Review, Miami

Daily Business Review, Palm Beach

Delaware Law Monthly

Delaware Law Weekly

Fulton County Daily Report

GA Opinions Weekly

IP Worldwide

Law Technology News

Legal Times

New Jersey Law Journal

New York Law Journal

Pennsylvania Law Weekly

Texas Lawyer

The American Lawyer

The Legal Intelligencer

The National Law Journal

The Recorder


LEADER Newsletters:
-------------------

Accounting for Law Firms

Bankruptcy Strategist

Broadcast Law Report

Business Crimes Bulletin

Commercial Leasing Law & Strategy

Corporate Counselor

ECommerce Law & Strategy (fka Computer Law)

Employment Law Strategist

Entertainment Law & Finance

Environmental Compliance & Litigation Strategy

Equipment Leasing

E Securities

LJN's Franchising Business & Law Alert

Health Care Fraud & Abuse

The Intellectual Property Strategist

The Internet Newsletter

Law Firm Partnership & Benefits Report

LJN's Legal Tech

Managed Care Law Strategist

Marketing For Lawyers

Matrimonial Strategist

Medical Malpractice Law & Strategy


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New York Real Estate Law Reporter

LJN's Product Liability Law & Strategy

Patent Strategy and Management

Pharmaceutical and Medical Device Law Bulletin (f/k/a Fen Phen and Breast Implants)

Practice Development for Solos and Small Firms

Shopping Center Law Report

Start-Up and Emerging Companies



New York Law Journal Press
--------------------------

Alley Way

New York Family Law Monthly

New York Employment Law and Practice Monthly




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                                    EXHIBIT X

                  American Lawyer Magazine

AmLaw 100

AmLaw 200

Global 50

Summer Associate Survey

Mid-Level Associate Survey

Supreme Court Scorecard

Dealmakers of the Year/Biggest Deals of the Year

Pro Bono Survey



                  Corporate Counsel Magazine

General Counsel Salary Survey

Quality of Life Survey



                  National Law Journal

NLJ 250

What Lawyers Earn

100 Most Influential Lawyers

50 Most Influential Women Lawyers

Top Verdicts and Settlements

Top Defense Verdicts

Verdicts Revisited

Who Represents Corporate America

Who Represents Financial America

American Corporations and their Lawyers


                  Regionals

Regional versions of the above listed surveys

                   Successors

Successor surveys to those listed above




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                                    EXHIBIT Y


Delaware State Supreme, Chancery, superior and IAB cases

Delaware judicial profiles

Delaware attorney profiles

Delaware Trial Calendars

Third Circuit, Pennsylvania State Supreme, Commonwealth and Superior Court cases

Pennsylvania county court cases

Pennsylvania district and county reports

Fifth Circuit, Texas State Appellate and Supreme Court decisions and summaries

Texas Case Alert



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